  Exhibit 99.1

PEDEVCO Awarded “Best Independent Company in North America – 2019”

by World Finance Oil and Gas Awards

HOUSTON, TX January 27, 2020 – PEDEVCO Corp. (NYSE American: PED) (“PEDEVCO” or the “Company”) announced today that it has been awarded the "Best Independent Company - North America - 2019" by World Finance Magazine Oil and Gas Awards. This prestigious award recognizes PEDEVCO’s innovation and accomplishments as an independent North American oil and gas company.

J. Douglas Schick, President of the Company, commented, "We are honored to receive this award which recognizes PEDEVCO’s independent spirit and is a testament to the hard work and dedication of all of our employees, further validating our forward-thinking business model of developing conventional assets using unconventional new and emerging technologies. This past year was filled with significant accomplishments including accretive acquisitions of producing assets adjacent to PEDEVCO in the San Andres play of the Permian Basin, multiple private offerings and debt conversions to strengthen the balance sheet and a successful drilling program that significantly increased production and producing reserves. Given our strong liquidity position, zero debt, and inventory of over 150 drilling locations in our Permian Basin asset, we plan to carry this positive momentum into 2020 and continue to build shareholder value. We look forward to continuing our development plans, inspired by the honor of this prestigious award and mindful of the responsibility it carries.”

The complete list of the 2019 World Finance Oil and Gas Awards can be viewed at: www.worldfinance.com/awards/oil-gas-awards-2019.

About World Finance

World Finance is a critically acclaimed magazine and website providing in-depth coverage and analysis of the financial industry and global economy. The editorial board combines award-winning reportage from in-house journalists and correspondents with contributions from some of the most influential economic and political thinkers of modern times. With subscription surpassing 120,000 readers, the magazine is globally recognized for the part it plays in shaping contemporary thought and the way the world looks at the worldwide financial sector.

About PEDEVCO Corp.

PEDEVCO Corp. (NYSE American: PED), is a publicly-traded energy company engaged in the acquisition and development of strategic, high growth energy projects in the United States. The Company's principal assets are its San Andres Asset located in the Northwest Shelf of the Permian Basin in eastern New Mexico, and its D-J Basin Asset located in the D-J Basin in Weld and Morgan Counties, Colorado. PEDEVCO is headquartered in Houston, Texas.

Cautionary Statement Regarding Forward Looking Statements

All statements in this press release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Acts"). In particular, when used in the preceding discussion, the words "estimates," "believes," "hopes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Company's control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2018 and subsequently filed Quarterly Reports on Form 10-Q under the heading "Risk Factors". The Company operates in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statements, except as otherwise required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by the Company. Readers are also urged to carefully review and consider the other various disclosures in the Company's public filings with the Securities Exchange Commission (SEC).

Contacts

PEDEVCO Corp.

1-855-733-3826

PR@pedevco.com